Exhibit 10.2

AGREEMENT

This Agreement (the “Agreement”) is made on this 2nd day of April by and between Titan Pharmaceuticals, Inc. (the “Company”) and Avraham Ben-Tzvi (the “Director”), collectively known herein as the “Parties.”

WHEREAS, the Director was elected to act as a Member of the Board of Directors of the Company (the “Services”).

WHEREAS, the Director has provided the Services above and beyond such as commonly performed by a director of a company in a similar position.

WHEREAS, there is no dispute as to the provision of the Services nor any disagreements with the Company.

WHEREAS, the Parties desire and intend that this Agreement supplement and modify all prior contracts, agreements and understandings between the Parties.

WHEREAS, the Parties desire that notwithstanding the resignations of certain other directors at the Company, the Company wishes the Director to continue providing the Services until such time as the Parties shall agree in writing, and upon which the Director shall submit his resignation, with effectiveness on the date which is agreed upon by the Parties (the “Services End Date”).

NOW, THEREFORE, the Parties, intending to be legally bound, and in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, agree as follows:

1. Payments Due to the Director from the Company. The Company shall pay, upon execution hereof, to the Director one-year’s director’s fees and applicable committee fee’s and any accrued and unpaid director’s fees as of the date hereof, as applicable to the Director, in the amount of $65,625 (the “Cash Settlement”) in immediately available cash, to be transmitted via SWIFT, in U.S. dollars, in accordance with the following instructions to:

[____]

or any other address subsequently designated in writing by the Director. It is agreed and understood that time is of the essence with respect to the payments. Notwithstanding the above, following the Cash Settlement payment as set forth above, Director shall continue to be paid his normal rate as such for the provision of the Services up to and including the Services End Date.

2. Resignation and Release. The Director hereby undertakes that, at such time as requested by the Company, he shall resign effective as of the Services End Date. At such time, the Director and the Company shall enter into a customary mutual release, waiver, and non-disparagement Agreement.

3. Cooperation. Following the Services End Date, the Director, at the Company’s reasonable request and at the Company’s expense, will assist the Company in transition to new control, and any post M&A activities insofar as such assistance is reasonably related to Director’s past Services. Director acknowledges that such assistance may include providing to the Company “Background of the Transaction” information relating to the change in control, for use in filings under the Securities Act and Securities Exchange Act.

4. No Admission. The Parties understand and agree that this Agreement shall not be construed as (i) an admission of liability by one party to the other, (ii) that either party has violated any federal, state or local statute, law, ordinance or regulation, or (iii) that there have been any material disagreements with the Company.

5. No Prior Agreements. This Agreement supersedes all prior agreements between the Parties with respect to the matters set forth herein with respect to the provision of the Services. Notwithstanding the above, it is clarified that this Agreement is without prejudice to, and does not in any way derogate from, the Engagement Letter between the Company and the Director and/or his businesses with respect to the provision of legal or other consulting services to the Company, the terms of which shall remain unchanged unless otherwise amended by the Parties thereto in accordance with the terms and provisions set forth therein.

6. Binding Agreement. This Agreement shall be binding upon the Parties hereto and their respective successors and assigns. The Parties agree and stipulate that this Agreement is enforceable in all respects and is not subject to any affirmative claim, once this Agreement is executed.

7. Entire Agreement. This Agreement constitutes the entire and complete understanding between the Parties hereto, and no other representation, promise, or agreement shall be binding upon either of them unless it is in writing and executed by the Parties.

8. Amendment. This Agreement may not be amended or modified in any manner except by a writing signed by each of the Parties hereto.

9. Recitals. The Parties hereto acknowledge and agree that the recitals set forth at the beginning of this Agreement are true and correct in all respects and are incorporated herein by this reference.

10. Governing Law; Venue. This Agreement is made and delivered in and shall be governed by and construed in accordance with, the applicable laws of the State of California. Any suit involving any dispute or matter arising under this Agreement, the Parties hereby consent to personal jurisdiction in the State of California.

11. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the provision shall be modified to the extent necessary to render it enforceable and, if necessary, shall be fully severable.

12. Authority. Each signer below warrants that he/she has actual authority to enter into this Agreement. It is understood that each party to this Agreement is relying on the other party executing his Agreement having actual authority to enter into the Agreement.

13. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original. An executed counterpart of this Agreement faxed or scanned and emailed shall have the same force and effect as an originally executed counterpart.

14. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

15. Encouragement to Consult Attorney; Time to Consider Agreement. EACH OF PARTIES REPRESENTS THAT THIS AGREEMENT HAS BEEN ENTERED INTO FREELY AND VOLUNTARILY; THAT IT HAS HAD THE OPPORTUNITY TO ASCERTAIN AND WEIGH ALL OF THE FACTS AND CIRCUMSTANCES LIKELY TO INFLUENCE ITS JUDG-MENTS; THAT IT HAS HAD THE OPPORTUNITY TO SEEK AND OBTAIN LEGAL COUNSEL, AND HAS AVAILED ITSELF OF COUNSEL PRIOR TO SIGNING THIS AGREEMENT, AND TO BE DULY APPRISED OF ITS LEGAL RIGHTS; AND THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THE AGREEMENT.

16. Non-Disparagement. The Parties agree that they will not say, write or cause to be said or written, any statement that may be considered defamatory, derogatory or disparaging of any of the other Parties.

IN WITNESS WHEREOF, the Parties have made and entered into this Agreement as of the date set forth above.

Titan Pharmaceuticals, Inc.

/s/ Seow Gim Shen
By:	Seow Gim Shen
Title:	CEO

AVRAHAM BEN-TZVI

/s/ Avraham Ben-Tzvi
Name:	Avraham Ben-Tzvi

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